Exhibit 23.1


                         Consent of Independent Auditors


To the Board of Directors
  Olympic Entertainment Group, Inc.
  Los Angeles, California

We hereby consent to the incorporation by reference in this Form S-8 of our report dated April 9, 2004 relating to the financial statements of Olympic Entertainment Group, Inc. for the year ended December 31, 2003.

June 7, 2004



Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas